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                                                                    EXHIBIT 23.1

                               OHIO EDISON COMPANY

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 33-49413, 33-51139, 333-01489 and 333-05277) of
Ohio Edison Company of our report dated February 28, 2003, except as to Note 1(M), which is as of August 18, 2003, relating to the consolidated financial statements, which appears in this Annual Report on Form 10-K/A.

PricewaterhouseCoopers LLP

Cleveland, Ohio
November 13, 2003


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